UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2004

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)
Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY 10022		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 355-4141

Item 7. Exhibits.

Exhibit 99.1 - Press release of American Independence Corp.

Item 12. Results of Operations and Financial Condition.

On July 29, 2004, American Independence Corp. issued a press release announcing earnings for the three months and six months ended June 30, 2004, a copy of which is attached as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.
/s/ Teresa A. Herbert Teresa A. Herbert Vice President and Chief Financial Officer	Date:	July 30, 2004

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.                                                                                CONTACT: DAVID T. KETTIG

485 MADISON AVENUE                                                                                                                                                                                    (212) 355-4141 Ext. 3047

NEW YORK, NEW YORK 10022                                                                                                                                                www.americanindependencecorp.com

NASDAQ - AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

NET INCOME FOR THREE MONTHS ENDED JUNE 30, 2004

New York, New York, July 29, 2004. American Independence Corp. (NASDAQ: AMIC) today reported net income of $1.3 million ($.16 per share, diluted), including a provision for income taxes of $.9 million, for the three months ended June 30, 2004 compared to $2.1 million ($.25 per share, diluted), including a provision for income taxes of $.1 million for the three months ended June 30, 2003. The 2004 second quarter was negatively impacted by higher than expected claims from certain of our 2003 medical stop-loss programs. As a result, the loss ratio for the current quarter includes charges to adjust reserves from prior quarters. While management sets reserves based on its best estimate of ultimate claim settlement costs, AMIC adjusts reserves as claims mature, approach settlement, or are otherwise resolved. Revenues amounted to $20.0 million for the three months ended June 30, 2004, compared to revenues of $12.6 million for the three months ended June 30, 2003.

AMIC also reported net income of $2.9 million ($.34 per share, diluted) for the six months ended June 30, 2004 compared to $4.1 million ($.49 per share, diluted) for the six months ended June 30, 2003. Revenues amounted to $37.4 million for the six months ended June 30, 2004, compared to revenues of $23.2 million for the six months ended June 30, 2003. Net income for 2004 includes a non-cash provision for federal income taxes. No such provision was recorded for the comparable period in 2003 because AMIC's tax year end is September 30 and for the first nine months of 2003 the Company had a recovery for federal income taxes arising from losses in the fourth quarter of 2002. For as long as AMIC utilizes its net operating loss carryforwards, it will not pay any income taxes, except for federal alternative minimum taxes and state income taxes.

On a non-GAAP basis, the Company's income from continuing operations excluding amortization and federal income tax charge for the six months ended June 30, 2004 increased to $5.1 million ($.59 per share, diluted) from $4.9 million ($.58 per share, diluted) for the six month ended June 30, 2003 and decreased from $2.6 million ($.30 per share, diluted) for the three months ended June 30, 2003 to $2.4 million ($.27 per share, diluted) for the three months ended June 30, 2004.

Roy T.K. Thung, Chief Executive Officer, commented, "As discussed above, our 2004 second quarter results were negatively impacted by development from some of our 2003 medical stop-loss programs, but we continue to believe that the results of our 2003 underwriting year (which will not be fully-developed until mid-2005) will be quite profitable. We are gratified that our premiums have increased substantially and we are pleased that Independence Holding Company has agreed, subject to regulatory approval, to cede more business to AMIC as of July 1, 2004."

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company's GAAP results. A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Income from Continuing Operations" schedule below. Operating results reported on a non-GAAP basis exclude non-cash charges related to the amortization of intangible assets recorded in purchase accounting and the federal income tax charge related to deferred taxes.

AMIC is a holding company principally engaged in the employer medical stop-loss and managed care insurance and reinsurance business through Independence American Insurance Company and its managing general underwriter division.

Some of the statements included herein may be considered to be forward looking statements that are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in AMIC's filings with the Securities and Exchange Commission.

AMERICAN INDEPENDENCE CORP.

SECOND QUARTER REPORT

JUNE 30, 2004

(in Thousands Except Per Share Data)

	Three Months Ended		Six Months Ended
	2004	2003	2004	2003

Premiums earned	$14,476	$8,422	$27,172	$14,972
MGU fee income	4,849	3,512	8,889	6,866
Net Investment income	559	521	1,105	1,035
Net realized gains	126	170	256	349
Other income	5	11	10	20

Revenues	20,015	12,636	37,432	23,242

Insurance benefits, claims and reserves	9,667	5,204	17,343	9,199
Selling and general expenses	7,340	4,666	13,852	8,743
Amortization and depreciation	421	507	803	1,007
Other expenses	345	60	600	106

Expenses	17,773	10,437	32,598	19,055

Income from continuing operations before income tax	2,242	2,199	4,834	4,187
State income taxes	187	95	347	181
Federal income taxes	714	-	1,564	-

Income from continuing operations	1,341	2,104	2,923	4,006
Income from discontinued operations, net of income tax	-	-	10	114

Net income	$1,341	$2,104	$2,933	$4,120

Basic Income Per Common Share:
Income from continuing operations	$.16	$.25	$.35	$.48
Income from discontinued operations, net of income tax	-	-	-	.01

Net income	$.16	$.25	$.35	$.49

Weighted average basic common shares	8,436	8,415	8,430	8,405

Diluted Income Per Common Share:
Income from continuing operations	$.16	$.25	$.34	$.48
Income from discontinued operations, net of income tax	-	-	-	.01

Net income	$.16	$.25	$.34	$.49

Weighted average diluted common shares	8,609	8,481	8,599	8,458

As of June 30, 2004, there were 8,436,389 common shares outstanding, net of treasury shares.

RECONCILIATION of GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP INCOME FROM CONTINUING OPERATIONS

(In Thousands Except Per Share Data)

	Three Months Ended		Six Months Ended
	2004	2003	2004	2003

Income from continuing operations	$1,341	$2,104	$2,923	$4,006
Amortization of intangible assets related to purchase
accounting	334	460	658	921
Federal income tax charge related to deferred taxes	677	-	1,484	-

Income from continuing operations excluding
amortization and federal income tax charge	$2,352	$2,564	$5,065	$4,927

Non - GAAP Basic Income Per Common Share:
Income from continuing operations excluding
amortization and federal income tax charge	$.28	.30	.60	.59

Non - GAAP Diluted Income Per Common Share:
Income from continuing operations excluding
amortization and federal income tax charge	$.27	.30	.59	.58